SCHEDULE II
                               INFORMATION WITH RESPECT TO
                    TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
                      SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-TRUMP HOTEL & CASINO

                    GAMCO INVESTORS, INC.
                                10/19/00            7,000-            2.0268
                                10/19/00           20,000-            2.0125
                                10/18/00            3,000-            2.0625
                                10/17/00           10,000-            2.1075
                                10/02/00            3,000-            2.4375
                                 9/26/00            5,000-            2.5000
                                 9/25/00            2,000-            2.5625
                                 8/28/00            1,000-            2.9375


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NY STOCK EXCHANGE.

          (2) PRICE EXCLUDES COMMISSION.